UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2007

Strategic Distribution, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5228	22-1849240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 Radcliffe Street
Suite 300
Bristol, Pennsylvania	19007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 633-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On March 15, 2007, the Board of Directors of Strategic Distribution, Inc. (the “Company”) commenced the mailing of a letter to its shareholders (the “Letter”) regarding the Company’s special meeting (the “Meeting”), at which stockholders will be asked to adopt the merger agreement that the Company has entered into with Project Eagle Holding Corporation and a wholly-owned subsidiary of Project Eagle Holding Corporation and to approve the merger.  A copy of the Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Wednesday, March 21, 2007, has been fixed as the date of the Meeting.  As explained in the Letter, the Board of Directors intends to adjourn the Meeting on March 21, 2007, without taking any action with respect to the approval of the merger agreement and the merger, and reconvene the adjourned Meeting on Wednesday, March 28, 2007, at 11:00 a.m. local time at the offices of Willkie, Farr & Gallagher located at 787 Seventh Avenue, New York, N.Y. 10019-6099.

Item 9.01            Financial Statements and Exhibits.

d)  Exhibits

Exhibit Number	Description
99.1	March 15, 2007 letter to shareholders (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DISTRIBUTION, INC.

Date: March 15, 2007	By:	/s/ Daniel J. Kearney
Daniel J. Kearney
Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	March 15, 2007 letter to shareholders (filed herewith).